                                                                    EXHIBIT 99.2

               CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF
                          SIGMATRON INTERNATIONAL, INC.
                           PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

         I, Linda K. Blake, am Chief Financial Officer, Secretary and Treasurer of SigmaTron International, Inc. (the "Company").

         This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2002 (the "Report").

         I hereby certify that to the best of my knowledge:

         (a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m (a) or 78o(d); and

         (b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  September 12, 2002


                                     /s/ Linda K. Blake
                                     -------------------------------------------
                                     Linda K. Blake
                                     Chief Financial Officer, Secretary and
                                     Treasurer of SigmaTron International, Inc.